UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2021

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                               Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry in a Material Definitive Agreement.

Effective as of May 12, 2021, International Money Express, Inc. (the “Company”) amended its credit facilities and satisfied the conditions with respect to an increase in an aggregate amount of $10,000,000 (the “Incremental Revolving Increase”) to the revolving credit commitments available under its existing Credit Agreement, dated as of November 7, 2018, as amended by Amendment No. 1, dated as of December 7, 2018, as further amended by Increase Joinder No. 1 (“Joinder No. 1”), dated as of March 25, 2019, by and among the Company, International Money Express Sub 2, LLC, Intermex Holdings, Inc. and Intermex Wire Transfer, LLC, each a domestic subsidiary of the Company, the other guarantors from time to time party thereto, KeyBank National Association, as administrative agent and L/C issuer, a group of banking institutions as lenders and the other lenders from time to time party thereto (the “Credit Agreement”).  Under the terms of the Credit Agreement, incremental revolving credit commitments and/or new revolving credit facilities and/or incremental and/or new term loans may be requested by the Company in an aggregate amount of up to $30,000,000, $12,000,000 of which was previously requested in the form of an incremental term loan under the terms of Joinder No. 1.  The Incremental Revolving Increase was effected pursuant to Joinder No. 2 to Credit Agreement, dated as of May 12, 2021 (the “Increase Joinder”).  The credit commitments under the Incremental Revolving Increase are available for general corporate purposes to support the Company’s growth.  Pursuant to the terms of the Credit Agreement, the Incremental Revolving Increase constitutes an increase in the amount of the revolving credit commitments under the Credit Agreement to an aggregate of $45,000,000 and will be subject to the same interest rate and other terms applicable to the outstanding revolving credit commitments.

The foregoing description of the Increase Joinder is qualified in its entirety by reference to the Increase Joinder, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*
Increase Joinder No. 2 to Credit Agreement, dated as of May 12, 2021, by and among International Money Express, Inc., as Holdings, International Money Express Sub 2, LLC, as Intermediate Holdings, Intermex Holdings, Inc., as the Term Borrower, Intermex Wire Transfer, LLC, as the Revolver Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent and L/C Issuer.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: May 14, 2021	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	General Counsel